News Release

Tutor Perini Reports First Quarter 2023 Results

•Solid operating cash flow of $21.3 million in Q1 2023
•Sustained backlog of $7.9 billion provides good revenue visibility
•Significant backlog growth expected in Q2 2023, with more than $3.2 billion of new awards already booked in the quarter

LOS ANGELES – (BUSINESS WIRE) – May 4, 2023 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the first quarter of 2023. Revenue was $776.3 million compared to $952.2 million for the first quarter of last year. The decrease was largely due to reduced project execution activities on a transportation project in the Northeast that is nearing completion, which impacted all three segments, and a previously reported unfavorable adjustment related to an adverse legal ruling on a completed mixed-use project in New York, which impacted the Building and Specialty Contractors segments, as discussed further below. In addition, the COVID-19 pandemic-induced customer budgetary constraints, combined with certain political and other factors, resulted in the Company not being awarded certain Civil segment projects over the last few years totaling more than $10.0 billion despite having been the low or preferred bidder. Not being awarded these projects impacted revenue for the first quarters of both 2023 and 2022, and most of these projects are expected to be re-bid later in 2023 or in 2024.

Loss from construction operations for the first quarter of 2023 was $81.9 million, compared to $9.9 million for the same period in 2022. The loss for the first quarter of 2023 was primarily due to the unfavorable adjustment associated with the aforementioned adverse legal ruling on a completed mixed-use project in New York, which pertained to the Company's appeal of a bankruptcy court ruling on claims against the project's developer and resulted in a non-cash, pre-tax charge of $83.6 million, of which $72.2 million impacted the Building segment and $11.4 million impacted the Specialty Contractors segment. The loss for the 2023 period was also due to the temporary unfavorable impact to current-period earnings of $28.0 million from the successful negotiation of significant lower margin (and lower risk) change orders in the first quarter of 2023 on a Civil segment mass-transit project in California. These approved change orders increased the project’s overall estimated profit but reduced the project’s percentage of completion and overall margin percentage as of March 31, 2023. This temporary reduction to earnings is expected to reverse itself over the remaining life of the project. As a result, net loss attributable to the Company for the first quarter of 2023 was $49.2 million, or a $0.95 loss per diluted share, compared to net loss attributable to the Company of $21.6 million, or a $0.42 loss per diluted share, for the first quarter of 2022.

The Company generated $21.3 million of cash from operating activities in the first quarter of 2023 compared to $120.7 million for the same period of 2022. Due to business seasonality, the Company has only generated positive operating cash for the first quarter three times since the merger of Tutor-Saliba Corporation and Perini Corporation in 2008. The positive operating cash generation in the first quarter of 2023 was driven by solid collection activities, including collections associated with certain settlement negotiations that concluded in the fourth quarter of 2022. The operating cash result for the prior-year quarter was a first quarter record for the Company, driven by the timing of certain large collections. The Company anticipates strong operating cash generation over the remainder of 2023, with operating cash flow for 2023 expected to exceed the record amount reported for 2022.

Backlog was $7.9 billion as of March 31, 2023, down slightly compared to $8.3 billion for the same period last year but level with backlog at the end of 2022. The most significant new awards and contract adjustments in the first quarter of 2023 included $224 million of additional funding for a mass-transit project in California; a $91 million educational facility project in California; a $75 million military facility renovation project in Colorado; a $62 million bridge repair project in

Minnesota; and $56 million of additional funding for a healthcare project in California. Subsequently, in the second quarter of 2023, the Company has been awarded more than $3.2 billion of new projects, including the $2.95 billion Brooklyn Jail design-build project in New York and a $222 million construction project at Tinian International Airport in the Commonwealth of Northern Mariana Islands.

Outlook and Guidance

“We generated solid operating cash in the first quarter of 2023 and expect that our operating cash flow will continue to be strong for the rest of this year,” said Ronald Tutor, Chairman and Chief Executive Officer. Tutor added, “Our backlog stood at $7.9 billion at the end of the first quarter and has already grown significantly in the second quarter with the addition of more than $3.2 billion of new awards, including the $2.95 billion Brooklyn Jail project. These new projects, together with others that we expect to capture later this year, will provide a strong foundation for growth and improved profitability over the next several years. Our bidding pipeline remains large and active, and we expect it to further expand as funding from the Bipartisan Infrastructure Law reaches our customers, enabling them to advance various large, complex projects that have been long planned.”

The Company's first quarter financial results make the achievement of its EPS guidance for 2023 challenging. Accordingly, the Company is withdrawing its EPS guidance at this time. However, the Company believes that certain potential positive events that may occur later this year could offset much of the negative results from the first quarter. Therefore, the Company will reassess its outlook over the coming months and intends to provide updated guidance when it reports its results for the second quarter of 2023.

First Quarter 2023 Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Thursday, May 4, 2023, to discuss the first quarter 2023 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial 1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private customers and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private customers throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: revisions of estimates of contract risks, revenue or costs, economic factors such as inflation, the timing of new awards, or the pace of project execution, which has resulted and may continue to result in losses or lower than anticipated profit; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against us or customers (project owners, developers, general contractors, etc.), subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; a significant slowdown or decline in economic conditions, such as those presented during a recession; increased competition and failure to secure new contracts; contract requirements to perform extra work beyond the initial project scope, which has and in the future could result in disputes or claims and adversely affect our working capital, profits and cash flows; risks and other uncertainties associated with assumptions and estimates used to prepare our financial statements; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers, as well as damage to our reputation; inability to attract and retain our key officers, and to adequately plan for their succession, and hire and retain personnel required to execute and perform on our contracts; risks related to our international operations, such as uncertainty of U.S. government funding, as well as economic, political, regulatory and other risks, including risks of loss due to acts of war, labor conditions, and other unforeseeable events in countries where we do business, which could adversely affect our revenue and earnings; decreases in the level of government spending for infrastructure and other public projects; an inability to obtain bonding could have a negative impact on our operations and results; possible systems and information technology interruptions and breaches in data security and/or privacy; downgrades in our credit ratings; failure to meet our obligations under our debt agreements, especially in a high interest rate environment; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses and/or reputational harm; the impact of inclement weather conditions on projects; risks related to government contracts and related procurement regulations; client cancellations of, or reductions in scope under, contracts reported in our backlog; significant fluctuations in the market price of our common stock, which could result in substantial losses for stockholders and potentially subject us to securities litigation; public health crises, such as the COVID-19 pandemic, have adversely impacted, and could in the future adversely impact, our business, financial condition and results of operations by, among other things, delaying the timing of project bids and/or awards and the timing of dispute resolutions and associated collections; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws; physical and regulatory risks related to climate change; impairment of our goodwill or other indefinite-lived intangible assets; the exertion of influence over the Company by our chairman and chief executive officer due to his position and significant ownership interest; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed on March 15, 2023 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications
www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended March 31,
(in thousands, except per common share amounts)	2023	2022
REVENUE	$776,300	$952,154
COST OF OPERATIONS	(800,469)	(901,809)
GROSS PROFIT (LOSS)	(24,169)	50,345
General and administrative expenses	(57,776)	(60,252)
LOSS FROM CONSTRUCTION OPERATIONS	(81,945)	(9,907)
Other income, net	6,417	3,697
Interest expense	(21,513)	(16,492)
LOSS BEFORE INCOME TAXES	(97,041)	(22,702)
Income tax benefit	48,112	3,889
NET LOSS	(48,929)	(18,813)
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	267	2,821
NET LOSS ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$(49,196)	$(21,634)
BASIC LOSS PER COMMON SHARE	$(0.95)	$(0.42)
DILUTED LOSS PER COMMON SHARE	$(0.95)	$(0.42)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	51,551	51,107
DILUTED	51,551	51,107

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
(in thousands)	Civil	Building	Specialty Contractors	Total		Corporate		Consolidated Total
Three Months Ended March 31, 2023
Total revenue	$378,224	$229,291	$196,748	$804,263		$—		$804,263
Elimination of intersegment revenue	(28,354)	362	29	(27,963)		—		(27,963)
Revenue from external customers	$349,870	$229,653	$196,777	$776,300		$—		$776,300
Income (loss) from construction operations	$18,012	$(70,209)	$(12,448)	$(64,645)	(a)	$(17,300)	(b)	$(81,945)
Capital expenditures	$15,065	$2,017	$444	$17,526		$270		$17,796
Depreciation and amortization(c)	$6,981	$457	$619	$8,057		$2,351		$10,408

Three Months Ended March 31, 2022
Total revenue	$460,742	$355,978	$230,864	$1,047,584		$—		$1,047,584
Elimination of intersegment revenue	(69,947)	(25,330)	(153)	(95,430)		—		(95,430)
Revenue from external customers	$390,795	$330,648	$230,711	$952,154		$—		$952,154
Income (loss) from construction operations	$(967)	$9,464	$(3,894)	$4,603	(d)	$(14,510)	(b)	$(9,907)
Capital expenditures	$11,175	$2	$638	$11,815		$213		$12,028
Depreciation and amortization(c)	$17,000	$401	$502	$17,903		$2,335		$20,238
____________________________________________________________________________________________________
(a)During the three months ended March 31, 2023, the Company’s income (loss) from construction operations was negatively impacted by an adverse legal ruling on a completed mixed-use project in New York, which resulted in a non-cash, pre-tax charge of $83.6 million ($60.1 million, or $1.17 per diluted share, after-tax), of which $72.2 million impacted the Building segment and $11.4 million impacted the Specialty Contractors segment, as well as an unfavorable adjustment of $28.0 million ($22.2 million, or $0.43 per diluted share, after tax) for a Civil segment mass-transit project in California, which resulted from the successful negotiation of significant lower margin (and lower risk) change orders that increased the project’s overall estimated profit but reduced the project’s percentage of completion and overall margin percentage as of March 31, 2023.
(b)Consists primarily of corporate general and administrative expenses.
(c)Depreciation and amortization is included in income (loss) from construction operations.
(d)During the three months ended March 31, 2022, the Company’s income (loss) from construction operations was negatively impacted by $25.5 million ($18.3 million, or $0.36 per diluted share, after tax) due to an adverse legal ruling on a dispute related to a completed Civil segment bridge project in New York and an adverse impact of $17.6 million ($13.9 million, or $0.27 per diluted share, after tax) for a Civil segment mass-transit project in California, which resulted from the successful negotiation of significant lower margin (and lower risk) change orders that increased the project’s overall estimated profit but reduced the project’s percentage of completion and overall margin percentage as of March 31, 2022.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands, except share and per share amounts)	As of March 31, 2023	As of December 31, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($166,416 and $168,408 related to variable interest entities (“VIEs”))	$282,695	$259,351
Restricted cash	19,946	14,480
Restricted investments	88,240	91,556
Accounts receivable ($69,197 and $54,040 related to VIEs)	1,140,592	1,171,085
Retention receivable ($157,729 and $187,615 related to VIEs)	563,967	585,556
Costs and estimated earnings in excess of billings ($83,546 and $83,911 related to VIEs)	1,299,786	1,377,528
Other current assets ($29,553 and $33,340 related to VIEs)	132,321	179,215
Total current assets	3,527,547	3,678,771
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $510,604 and $505,512 (net P&E of $28,773 and $22,133 related to VIEs)	441,606	435,088
GOODWILL	205,143	205,143
INTANGIBLE ASSETS, NET	69,983	70,542
OTHER ASSETS	232,499	153,256
TOTAL ASSETS	$4,476,778	$4,542,800

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$66,228	$70,285
Accounts payable ($33,540 and $36,484 related to VIEs)	471,938	495,345
Retention payable ($44,481 and $44,859 related to VIEs)	245,972	246,562
Billings in excess of costs and estimated earnings ($471,199 and $480,839 related to VIEs)	978,505	975,812
Accrued expenses and other current liabilities ($3,147 and $5,082 related to VIEs)	171,604	179,523
Total current liabilities	1,934,247	1,967,527
LONG-TERM DEBT, less current maturities, net of unamortized discount and debt issuance costs totaling $13,136 and $13,980	914,454	888,154
OTHER LONG-TERM LIABILITIES	238,370	245,135
TOTAL LIABILITIES	3,087,071	3,100,816
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 112,500,000 shares ($1 par value), issued and outstanding 51,644,903 and 51,521,336 shares	51,645	51,521
Additional paid-in capital	1,142,081	1,140,933
Retained earnings	255,105	304,301
Accumulated other comprehensive loss	(45,310)	(47,037)
Total stockholders' equity	1,403,521	1,449,718
Noncontrolling interests	(13,814)	(7,734)
TOTAL EQUITY	1,389,707	1,441,984
TOTAL LIABILITIES AND EQUITY	$4,476,778	$4,542,800

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
	Three Months Ended March 31,
(in thousands)	2023	2022
Cash Flows from Operating Activities:
Net loss	$(48,929)	$(18,813)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	9,849	14,733
Amortization of intangible assets	559	5,505
Share-based compensation expense	3,071	3,417
Change in debt discounts and deferred debt issuance costs	1,004	901
Deferred income taxes	(86,265)	(52)
Gain on sale of property and equipment	(4,975)	(132)
Changes in other components of working capital	148,182	112,448
Other long-term liabilities	(2,256)	2,489
Other, net	1,088	251
NET CASH PROVIDED BY OPERATING ACTIVITIES	21,328	120,747

Cash Flows from Investing Activities:
Acquisition of property and equipment	(17,796)	(12,028)
Proceeds from sale of property and equipment	6,540	1,434
Investments in securities	(386)	(4,657)
Proceeds from maturities and sales of investments in securities	4,755	383
NET CASH USED IN INVESTING ACTIVITIES	(6,887)	(14,868)

Cash Flows from Financing Activities:
Proceeds from debt	259,500	284,552
Repayment of debt	(238,101)	(275,910)
Cash payments related to share-based compensation	(123)	(1,009)
Distributions paid to noncontrolling interests	(8,500)	(7,500)
Contributions from noncontrolling interests	2,000	3,961
Debt issuance, extinguishment and modification costs	(407)	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	14,369	4,094

Net increase in cash, cash equivalents and restricted cash	28,810	109,973
Cash, cash equivalents and restricted cash at beginning of period	273,831	211,396
Cash, cash equivalents and restricted cash at end of period	$302,641	$321,369

Tutor Perini Corporation
Backlog Information
Unaudited

(in millions)	Backlog at December 31, 2022	New Awards in the Three Months Ended March 31, 2023(a)	Revenue Recognized in the Three Months Ended March 31, 2023	Backlog at March 31, 2023
Civil	$4,416.3	$379.1	$(349.9)	$4,445.5
Building	2,223.6	233.5	(229.6)	2,227.5
Specialty Contractors	1,289.2	154.1	(196.8)	1,246.5
Total	$7,929.1	$766.7	$(776.3)	$7,919.5
____________________________________________________________________________________________________
(a)New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.